FOURTH MODIFICATION AGREEMENT

THIS FOURTH MODIFICATION AGREEMENT (this "Agreement"), effective as of the 2S`h day of September 2006, is by and between UNITED BANK, a Virginia banking corporation (the "Bank"); and VERSAR, INC. a Delaware corporation, GEOMET TECHNOLOGIES, LLC, a Maryland limited liability company, VERSAR GLOBAL SOLUTIONS, INC., a Virginia corporation, and VEC, INC., a Pennsylvania corporation and successor to Versar Environmental Company, Inc. (individually and collectively, the "Borrower").

WITNESSETH THAT:

WHEREAS, the Bank is the owner and holder of that certain Revolving Commercial Note dated September 26, 2003, in the amount of $5,000,000.00 made by the Borrower payable to the order of the Bank and bearing interest and being payable in accordance with the terms and conditions therein set forth (the 'Note"); and

WHEREAS, the Note is issued pursuant to the terms of a certain Loan and Security Agreement dated September 26, 2003, between the Borrower and the Bank (as modified in accordance with that certain First Modification Agreement dated as of May 5, 2004, that certain Third Modification Agreement dated as of November 30, 2005 (a second modification having been drafted but never executed and delivered), and as otherwise amended, extended, increased, replaced and supplemented from time to time, the "Loan Agreement"); and

WHEREAS, as of the effective date hereof, the principal balance of the Note is $0.00 and the parties hereto desire to modify the Loan Agreement.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          The Loan Agreement is hereby modified as follows:

(a)         In Section I(A), by:

(i)          Deleting the definitions of "Bank Guaranty" and "Standby Letter of Credit".

(ii)         Replacing the definitions of "Application", "Letter of Credit" an "Obligations" with the following:

"Application" means any Standby Letter of Credit Agreement, on the Bank's form therefor and appropriately completed, between the Borrower and the Bank, requesting the issuance by the Bank of a Letter of Credit, and all extensions, supplements and modifications thereto, and renewals and replacements thereof, and "Applications" means all of said agreements.

"Letter of Credit" means any Standby Letter of Credit issued by the Bank pursuant to an Application, for the account of any Borrower, and "Letters of Credit" means all of said documents.

"Obligations" means (i) all amounts now or hereafter payable by the Borrower to the Bank on the Note and the Applications, (ii) all other obligations or liabilities now or hereafter payable by the Borrower pursuant to this Agreement, (iii) all obligations and liabilities now or hereafter payable by the Borrower under, arising out of or in connection with any other Loan Documents and any other instrument or agreement executed in connection with the Note, any Application, or this Agreement, and (iv) all other indebtedness, obligations and liabilities of the Borrower to the Bank, now existing or hereafter arising or incurred, whether or not evidenced by notes or other instruments, and whether such indebtedness, obligations and liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several, related or unrelated to the loan evidenced by the Note or any Application, similar or dissimilar to the indebtedness arising out of or in connection with the Note, any Application, or this Agreement or of the same or a different class of indebtedness as the indebtedness arising out of or in connection with the Note, any Application, or this Agreement, including, without limitation, any overdrafts in any deposit accounts maintained by the Borrower with the Bank, any indebtedness of the Borrower that is purchased by or assigned to the Bank, and any indebtedness of the Borrower to any assignee of all or a portion of the Note, any Application, or any other obligation referred to in this definition.

(b)          In Section II, by replacing subsection (F) with the following:

(F)         Letter of Credit Subfeature.

(1)         As a subfeature under the Commitment, the Bank agrees, on the terms and conditions set forth in this Agreement and in the applicable Applications, to make loans to the Borrower by issuing Letters of Credit for the account of any Borrower ("Letter of Credit Loans"); provided, that the amount allocated to the Letter of Credit Loans is a permissive use of such amount, and not a mandatory allocation of the proceeds of the Commitment. At no time shall the Outstanding Letter of Credit Balance exceed the Commitment minus the outstanding principal balance of Advances at such time (the "Letter of Credit Commitment"). Each Letter of Credit shall be issued for a term not to exceed one (1) year, although any Letter of Credit may be automatically renewed in accordance with the terms and conditions of said Letter of Credit and the related Application. A Letter of Credit may be denominated only in U.S. Dollars. Each draft paid by the Bank under a Letter of Credit shall, if such amount is available under the Letter of Credit Commitment, be deemed an Advance and shall accrue interest at the rate then applicable under the Note. To the extent the amount of a draft paid by the Bank as aforesaid is unavailable under the Letter of Credit Commitment, said amount shall be payable by the Borrower ON DEMAND and until paid in full shall accrue interest at the rate then applicable under the Note. Subject to the foregoing, the Borrower may borrow under this Section II(F)(1), prepay and re-borrow.

(2)         Upon the termination of the Commitment for any reason whatsoever, or upon the occurrence of a Default, the Bank may, at its option, demand that the Borrower, within ten (10) days of such demand, arrange for the cancellation of any or all of the Letters of Credit such that the Bank has no further liability under said Letters of Credit, or in the event the Borrower fails to procure the cancellation of either Letter of Credit within such ten (10) day period, demand that the Borrower pay to the Bank, as cash collateral, the remaining amount available to be drawn, if any, under said Letter of Credit and such amount shall thereupon become immediately due and payable. In the event the Borrower pays to the Bank or the Bank collects from the Borrower sums representing the remaining amount available to be drawn under said Letter of Credit, the Bank shall hold such sums in a non-interest-bearing account as security for the Borrower's obligation to reimburse the Bank for amounts paid by the Bank under said Letter of Credit or otherwise due hereunder. Upon the expiration of said Letter of Credit and the Bank's reasonable determination that it has no further liability thereunder, the Bank shall repay such sums to the Borrower to the extent they exceed the remaining amounts actually paid by the Bank under said Letter of Credit. The Bank's rights under this Section II(F) are in addition to other rights and remedies which the Bank may have.

2.          The other "Loan Documents", as defined in the Note, are hereby modified to the extent necessary to carry out the purposes of this Agreement.

3.          The Borrower hereby acknowledges and agrees that, as of the effective date hereof, the unpaid principal balance of the Note is $0.00 and that there are no set-offs or defenses against the Note, the Loan Agreement, or the other Loan Documents.

4.          The parties to this Agreement do not intend that this Agreement be construed as a novation of the Note, the Loan Agreement, or any of the other Loan Documents.

5.          Except as hereby expressly modified, the Note and Loan Agreement shall otherwise be unchanged, shall remain in full force and effect, and are hereby expressly approved, ratified and confirmed. A legend shall be placed on the face of the Note indicating that its terms have been modified hereby, and the original of this Agreement shall be affixed to the original of the Note.

6.          This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

WITNESS the following signatures and seals.

UNITED BANK		[SEAL]

By:	/S/ E. Allen Shirmer
Name: E. Allen Shirmer
Title: Vice President

VERSAR, INC.		[SEAL]

By:	/S/ Lawrence W. Sinnott
Name: Lawrence W. Sinnott
Title: Exec, VP, COO, CFO and Treasurer

GEOMET TECHNOLOGIES, LLC		[SEAL]

By:	/S/ Lawrence W. Sinnott
Name: Lawrence W. Sinnott
Title: VP and Treasurer

VERSAR GLOBAL SOLUTIONS		[SEAL]

By:	/S/ Lawrence W. Sinnott
Name: Lawrence W. Sinnott
Title: VP and Treasurer

VEC, INC.		[SEAL]

By:	/S/ Lawrence W. Sinnott
Name: Lawrence W. Sinnott
Title: VP and Treasurer